EXHIBIT 16


                           [MOSS-ADAMS LLP LETTERHEAD]



MOSS-ADAMS LLP [LOGO]
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CERTIFIED PUBLIC ACCOUNTANTS                      601 West Riverside, Suite 1800
                                                  Spokane, WA 99201-0663

                                                  PHONE 509.747.2600
                                                  TOLL FREE 1.800.888.4065
                                                  FAX 509.624.5129
                                                  www. mossadams.com





January 30, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

We have read the Form 8-K, Item 4, for United Financial Corp. (SEC File No. 0-28080) dated January 27, 2004, and we agree with the statements made therein concerning our termination.


Sincerely,

/s/ Moss Adams LLP

MOSS ADAMS LLP